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                                                                     Exhibit 5.1

                                                                        FILE NO.
                                                                        63100.02

                                November 5, 1997

Noble International, Ltd.
33 Bloomfield Hills Parkway, Suite 155
Bloomfield Hills, Michigan 48304

                  Re: Registration Statement on Form S-1

Gentlemen:

         As counsel for Noble International, Ltd., a Michigan corporation (the "Company"), we have examined its Restated Articles of Incorporation, Bylaws and such other corporate records, documents and proceedings, and such questions of law as we have deemed relevant for the purpose of this opinion. We have also, as such counsel, examined the Registration Statement on Form S-1 of the Company as filed with the Securities and Exchange Commission, including the exhibits and form of prospectus (the "Prospectus") filed therewith, and any amendments thereto (collectively the "Registration Statement"), covering the registration under the Securities Act of 1933, as amended, of (i) 3,300,000 shares of no par value common stock ("Common Stock"); (ii) 330,000 Representatives' Warrants, each of which entitles the holder to purchase one (1) share of Common Stock ("Representatives' Warrants"); (iii) 330,000 shares of Common Stock underlying the Representatives' Warrants; and (iv) 495,000 shares of Common Stock included in the Representatives' over-allotment option.

         Upon the basis of such examination, we are of the opinion that:

         1. The Company is a corporation duly authorized and validly existing in good standing under the laws of the State of Michigan, with all requisite power to conduct the business described in the Registration Statement.


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Noble International, Ltd.
November 5, 1997
Page 2

         2. The Common Stock registered pursuant to the Registration Statement has been duly and validly authorized and, subject to payment therefore, pursuant to the terms contemplated in the final Prospectus, such Common Stock will be duly and validly issued as fully paid and nonassessable securities of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus in the section entitled "Legal Matters." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rule and regulations of the Securities and Exchange Commission promulgated thereunder.

                                               Very truly yours,


                                               /s/ Bruck & Perry